EXHIBIT 99.1

Cortland Bancorp Earns $2.1 Million, or $0.49 Per Share, for 3Q17; Declares Regular Quarterly Dividend of $0.08 per Share

CORTLAND, Ohio, Oct. 31, 2017 (GLOBE NEWSWIRE) -- Cortland Bancorp (OTCQB:CLDB), the holding company for Cortland Savings and Banking Company, today reported net income of $2.1 million, or $0.49 per share, for the third quarter of 2017, compared to $1.2 million, or $0.27 per share, for the third quarter of 2016 and $1.2 million, or $0.26 per share, for the second quarter of 2017.  For the nine months ended September 30, 2017, net income was $4.3 million, or $0.98 per share, compared to $3.7 million, or $0.85 per share for the nine months of 2016.

“We delivered strong financial results this quarter, highlighted by year-over-year growth in deposits and loans,” said James Gasior, President and Chief Financial Officer.  “Our deposit growth is the best we’ve generated over the past eighteen months, reflecting the popularity of our Kasasa branded line of checking and savings products.

“Year-over-year loan growth was solid and the pipeline of new credits continues to build as we enter the fourth quarter.  The largest area of growth has been in Commercial Real Estate (CRE) type loans which has grown by 8.5% through the end of the third quarter.  Residential loans, primarily new construction, accounted for 14% of the portfolio and continue to meaningfully contribute to the bottom line.  We see significant potential for growth in our mortgage pipeline in the markets we serve, with strong demand from consumers.  Our presence in the greater Cleveland region is also growing, reflecting the hard work of our bankers in this market,” said Gasior.

Third quarter 2017 Highlights (at, or for the period ended September 30, 2017):

  Total loans grew 4% to $411.4 million from $395.8 million for the third quarter of 2016.
  Mortgage originations totaled $14.4 million, generating gains on sale of mortgages of $315,000 in the third quarter of 2017, compared to $14.4 million in originations and $341,000 in gains in the third quarter of 2016.  For the first nine months of 2017, mortgage originations were $37.6 million, versus $41.3 million generated in the first nine months of 2016.
  Total deposits grew 4% to $526.5 million at September 30, 2017, compared to $508.5 million for the comparable quarter a year earlier, while average total deposits increased 6% from September 30, 2016.
  Earnings per share (“EPS”) was $0.49 for the third quarter of 2017, compared to $0.27 for the third quarter of 2016, and $0.26 for the second quarter of 2017.  Year-to-date, EPS was $0.98 per share, compared to $0.85 per share for the first nine months of 2016. The tax-free BOLI payment accounted for $0.20 per diluted share.
  Net interest income was $5.1 million for the third quarter of 2017, compared to $4.9 million for the third quarter a year ago and unchanged on a linked quarter basis.  For the first nine months of 2017, net interest income was $15.0 million, compared to $14.6 million for the like period in 2016.
  Non-interest income (excluding investment security gains and losses) was $2.2 million for the third quarter of 2017, compared to $1.0 million for the third quarter of 2016, and $1.1 million for the linked quarter.  Year-to-date, non-interest income was $4.2 million, compared to $3.3 million for the first nine months of 2016.  Impacting non-interest income for the third quarter and YTD, was a gain of $898,000 from a Bank Owned Life Insurance Policy.
  Net interest margin (“NIM”) for the quarter was 3.61%, compared to 3.63% for the third quarter a year ago, and 3.56% for the second quarter of 2017.  For the first nine months of 2017, NIM was 3.56%, from 3.66% for the like period in 2016.
  Nonperforming assets declined to 0.98% of total assets at September 30, 2017.
  The allowance for loan losses was 1.16% of total loans at September 30, 2017, compared to 1.24% a year earlier and 1.18% at June 30, 2017.
  Cortland Bancorp remained well capitalized with total risk-based capital to risk-weighted assets of 14.81%.
  A quarterly cash dividend of $0.08 per share will be payable on December 1, 2017 to shareholders of record on November 13, 2017, providing a 1.7% current yield at recent market prices

Operating Results

Net Interest Income
Net interest income increased 3% to $5.1 million for the third quarter of 2017, compared to $4.9 million for the third quarter of 2016.  Net interest income increased 1% from $5.0 million on a linked quarter basis.  For the first nine months of 2017, net interest income increased 3% to $15.0 million over $14.6 million for the first nine months of 2016.

Net Interest Margin
The fully tax equivalent (“FTE”) net interest margin (“NIM”) was 3.61% for the third quarter of 2017, compared to 3.56% for the second quarter of 2017 and 3.63% for the third quarter of 2016, primarily due to the lower yields received on loans and investment securities.    NIM was 3.56% for the first nine months of 2017, compared to 3.66% for the first nine months of 2016.

“The one remaining long-term Federal Home Loan Bank (FHLB) advance of $3.5 million bearing an interest rate of 3.95% matured in September this year.  We refinanced the FLBL advance in two terms at a blended rate of 1.69%, a significant improvement over the original term,” said David Lucido, Chief Financial Officer.  Other FHLB advances matured earlier in the year, with $4.5 million refinanced in January 2017, at an average rate of 1.16% from 4.25%, and $3.5 million refinanced in May 2017 at an average rate of 1.26% from 4.27%.

Noninterest Income
Total noninterest income (excluding investment security gains and losses) was $2.2 million for the third quarter of 2017, compared to $1.0 million for the third quarter of 2016 and $1.1 million from the linked quarter.  There was a one-time gain of $898,000 taken in the third quarter related to proceeds from a bank-owned life insurance policy.  In addition to mortgage banking revenue, contributing to noninterest income in the third quarter were funds recovered from OREO in the amount of $170,000.  For the first nine months of 2017, noninterest income was $4.2 million compared to $3.3 million for the like period in 2016.

Operating Expenses
Non-interest expense was $4.7 million for the third quarter of 2017, unchanged from the preceding quarter and $4.5 million for the third quarter of 2016.  For the first nine months of 2017, non-interest expense was $14.0 million, compared to $13.7 million for the first nine months of 2016.

“Higher operating costs from a year ago primarily associated with the investment and expansion of our presence in the Cleveland area and the Hudson market were partially offset by the restructuring of our retail and business banking units earlier in the year,” added Gasior.  “We also remain focused on improving operating efficiencies and recently completed the closure of a branch office in Mahoning County at the end of the third quarter.  With these changes, our average headcount since the September 2016 quarter end, has dropped by six full time equivalent employees.”

The efficiency ratio for the third quarter of 2017 improved to 70.71%, compared to 72.42% for the third quarter a year earlier, and 73.70% for the second quarter of 2017.  The effective tax rate for the third quarter of 2017 was 13.6%, compared to 20.8% from the third quarter a year earlier, reflecting the tax-free status of life insurance proceeds.

Balance Sheet and Asset Quality

Total assets were $632.0 million at September 30, 2017, compared to $621.2 million at September 30, 2016, and $634.7 million at June 30, 2017.

Investment securities totaled $165.0 million at September 30, 2017, compared to $164.1 million at September 30, 2016, and $162.7 million on a linked quarter basis.  As of September 30, 2017, the securities portfolio was primarily comprised of high-grade mortgage-back securities issued by U.S. Government sponsored entities.  The balance in investment securities varies reflecting the need for liquidity and interest rate risk management.

Total loans increased 4% to $411.4 million at September 30, 2017, from $395.8 million at September 30, 2016, and remained flat compared to $409.8 million, at June 30, 2017.  Average loan balances also increased 4% year-over-year.

The loan portfolio remains diversified and is comprised of both retail and business relationships with commercial real estate (CRE) loans accounting for 63%, of which 17% were owner-occupied.  Commercial loans accounted for 16% while residential 1-4 loans accounted for 14%.  Consumer and home equity loans accounted for 7% of total loans.  “Commercial real estate and business lending remain the strongest drivers of our loan growth,” added Gasior.

Total deposits grew by $18.0 million, or 4%, to $526.5 million at September 30, 2017, from $508.5 million at September 30, 2016.  Noninterest-bearing deposits accounted for 22% of total deposits; interest-bearing demand deposits accounted for 10%, while money market and savings accounted for 45% of total deposits.  Certificates of deposits were 23% of the deposit mix.

“Asset quality continues to improve, with nonperforming assets (NPAs) declining substantially year-over-year and from the second quarter,” said Gasior.  At September 30, 2017, NPAs totaled $6.2 million, down $2.9 million, or 33%, compared to $9.1 million at September 30, 2016, and declined $1.0 million, or 13%, from $7.2 million, at June 30, 2017.  NPAs as a percentage of total assets was 0.98%, at September 30, 2017, compared to 1.46% of total assets at September 30, 2016, and 1.13% of total assets, at June 30, 2017.  Nonperforming loans also declined to $5.3 million at September 30, 2017, compared to $8.3 million a year earlier and $5.9 million, at June 30, 2017.

Nonaccrual loans greatly improved to $1.2 million at September 30, 2017, compared to $2.3 million one year earlier, and $1.7 million at June 30, 2017.  Performing restructured loans, that were not included in nonaccrual loans at the end of the third quarter of 2017, totaled $4.1 million, compared to $6.0 million at September 30, 2016, and $4.2 million at June 30, 2017.  Borrowers who are in financial difficulty and who have been granted concessions that may include interest rate reductions, term extensions, or payment alterations are categorized as restructured loans.

The allowance for loan losses (“ALL”) was 1.16% of total loans at September 30, 2017, compared to 1.24% at September 30, 2016, and 1.18% at June 30, 2017.  The ALL to total nonperforming loans was 89.66%, compared to 59.22% a year earlier and 82.06% at June 30, 2017.  A provision for loan losses of $100,000 was recorded for the third quarter 2017, compared to $50,000 for the third quarter a year ago.  No provision for loan losses was taken for the second quarter 2017.

Capital

Cortland Bancorp continues to remain well capitalized under all regulatory measures, with capital ratios exceeding the statutory well-capitalized thresholds by an ample margin.  For the quarter ended September 30, 2017, capital ratios were as follows:

Ratio	Cortland Bancorp	Bank	Well-capitalized Minimum
Tier 1 leverage ratio	10.82%	9.49%	5.00%
Tier 1 risk-based capital ratio	13.83%	12.15%	8.00%
Total risk-based capital ratio	14.81%	14.35%	10.00%

About Cortland Bancorp –

Cortland Bancorp is a financial holding company headquartered in Cortland, Ohio.  Founded in 1892, the bank subsidiary, The Cortland Savings and Banking Company conducts business through thirteen full-service community banking offices located in the counties of Trumbull, Mahoning, Portage, Ashtabula, and Summit in Northeastern Ohio and two financial services centers, in Beachwood and Fairlawn, Ohio.  For additional information about Cortland Bank visit http://www.cortlandbank.com.

Forward Looking Statement

This release may contain “forward-looking statements” that are subject to risks and uncertainties. Readers should not place undue reliance on forward-looking statements, which reflect management’s views only as of the date hereof. All statements, other than statements of historical fact, regarding our financial position, business strategy and management’s plans and objectives for future operations are forward-looking statements. When used in this report, the words “anticipate,” “believe,” “estimate,” “expect,” and “intend” and words or phrases of similar meaning, as they relate to Cortland Bancorp or management, are intended to help identify forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Although we believe that management’s expectations as reflected in forward-looking statements are reasonable, we cannot assure readers that those expectations will prove to be correct. Forward-looking statements are subject to various risks and uncertainties that may cause our actual results to differ materially and adversely from our expectations as indicated in the forward-looking statements. These risks and uncertainties include our ability to maintain or expand our market share or net interest margins, and to implement our marketing and growth strategies. Further, actual results may be affected by our ability to compete on price and other factors with other financial institutions; customer acceptance of new products and services; the regulatory environment in which we operate; and general trends in the local, regional and national banking industry and economy, as those factors relate to our cost of funds and return on assets. In addition, there are risks inherent in the banking industry relating to collectability of loans and changes in interest rates. Many of these risks, as well as other risks that may have a material adverse impact on our operations and business, are identified in our other filings with the SEC. However, you should be aware that these factors are not an exhaustive list, and you should not assume these are the only factors that may cause our actual results to differ from our expectations.

SELECTED FINANCIAL DATA
(In thousands of dollars, except for ratios and per share amounts)
Unaudited

	Three Months Ended					Nine Months Ended
	Sept. 30, 2017	Sept. 30, 2016	Var %	June 30, 2017	Var %	Sept. 30, 2017	Sept. 30, 2016	Var %
SUMMARY OF OPERATIONS
Interest income	$5,862	$5,660	4%	$5,805	1%	$17,363	$16,793	3%
Interest expense	(800)	(743)	8	(783)	2	(2,342)	(2,154)	9
Net interest income	5,062	4,917	3	5,022	1	15,021	14,639	3
Provision for loan losses	(100)	(50)	100	—	—	(100)	(50)	100
NII after loss provision	4,962	4,867	2	5,022	(1)	14,921	14,589	2
Investment security (losses) gains	(7)	83	(108)	22	(132)	24	411	(94)
Non-interest income	2,194	1,037	112	1,110	98	4,195	3,281	28
Non-interest expense	(4,665)	(4,479)	4	(4,686)	—	(13,998)	(13,697)	2
Income before tax	2,484	1,508	65	1,468	69	5,142	4,584	12
Federal income tax expense	337	313	8	286	18	813	854	(5)
Net income	$2,147	$1,195	80%	$1,182	82%	$4,329	$3,730	16%

PER COMMON SHARE DATA
Number of shares outstanding (000s)	4,423	4,420	—%	4,433	—%	4,423	4,420	—%
Earnings per share, basic and diluted	$0.49	$0.27	81	$0.26	88	$0.98	$0.85	15
Dividends per share	0.08	0.07	14	0.08	—	0.31	0.21	48
Market value	19.25	15.61	23	18.00	7	19.25	15.61	23
Book value	13.96	13.65	2	13.51	3	13.96	13.65	2
Market value to book value	137.89%	114.36%	21	133.23%	3	137.89%	114.36%	21

BALANCE SHEET DATA
Assets	$631,984	$621,162	2%	$634,736	—%	$631,984	$621,162	2%
Investments securities	165,049	164,138	1	162,677	1	165,049	164,138	1
Total loans	411,417	395,763	4	409,766	—	411,417	395,763	4
Total deposits	526,484	508,452	4	530,988	(1)	526,484	508,452	4
Borrowings	33,620	41,968	(20)	32,758	3	33,620	41,968	(20)
Shareholders’ equity	61,734	60,334	2	59,910	3	61,734	60,334	2

AVERAGE BALANCE SHEET DATA
Average assets	$631,727	$611,465	3%	$634,701	—%	$632,877	$602,439	5%
Average total loans	407,371	391,553	4	407,138	—	407,395	384,045	6
Average total deposits	525,279	497,565	6	527,510	—	524,302	491,726	7
Average shareholders' equity	60,690	60,033	1	59,227	2	59,207	58,788	1

ASSET QUALITY RATIOS
Net (charge-offs) recoveries	$(153)	$5	3,160%	$(25)	512%	$(191)	$(329)	(42)%
Net (charge-offs) recoveries to average loans	(0.15)%	0.01%	1,600	(0.02)%	650	(0.06)%	(0.11)%	(45)
Non-performing loans as a % of loans	1.30	2.10	(38)	1.44	(10)	1.30	2.10	(38)
Non-performing assets as a % of assets	0.98	1.46	(33)	1.13	(13)	0.98	1.46	(33)
Allowance for loan losses as a % of total loans	1.16	1.24	(6)	1.18	(2)	1.16	1.24	(6)
Allowance for loan losses as a % of non-performing loans	89.66	59.22	51	82.06	9	89.66	59.22	51

FINANCIAL RATIOS\STATISTICS
Return on average equity	14.15%	7.96%	78%	7.98%	77%	9.75%	8.46%	15%
Return on average assets	1.36	0.78	74	0.74	84	0.91	0.83	10
Net interest margin	3.61	3.63	(1)	3.56	1	3.56	3.66	(3)
Efficiency ratio	70.71	72.42	(2)	73.70	(4)	73.60	72.49	2
Average number of employees (FTE)	161	168	(4)	159	1	161	162	(1)

CAPITAL RATIOS
Tier 1 leverage ratio
Company	10.82%	10.62%	2%	10.50%	3%	10.82%	10.62%	2%
Bank	9.49	9.22	3	9.15	4	9.49	9.22	3
Common equity tier 1 ratio
Company	12.82	12.87	—	12.84	—	12.82	12.87	—
Bank	12.15	12.12	—	12.11	—	12.15	12.12	—
Tier 1 risk-based capital ratio
Company	13.83	13.95	(1)	13.88	—	13.83	13.95	(1)
Bank	12.15	12.12	—	12.11	—	12.15	12.12	—
Total risk-based capital ratio
Company	14.81	15.03	(1)	14.90	(1)	14.81	15.03	(1)
Bank	14.35	14.51	(1)	14.39	—	14.35	14.51	(1)

CONTACT:  James M. Gasior, President & CEO
(330) 282-4111

The Cereghino Group
IR CONTACT: 206-388-5785